SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                      THE SECURITIES EXCHANGE ACT OF 1933

                       INFORMATION ANALYSIS INCORPORATED
             (Exact name of Registrant as specified in its charter)

                                    Virginia
         (State or other jurisdiction of incorporation or organization)

                          11240 Waples Mill Road, #400
                            Fairfax, Virginia 22030
                                 (703) 383-3000
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                               Richard S. DeRose
                            Executive Vice President
                       Information Analysis Incorporated
                          11240 Waples Mill Road, #400
                            Fairfax, Virginia 22030
                                 (703) 383-3000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:

                            Mark J. Wishner, Esquire
                        Michaels, Wishner & Bonner, P.C.
                         1140 Connecticut Avenue, N.W.
                                   Suite 900
                             Washington, D.C. 20036
                                 (202) 223-5000

Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement as any Selling Shareholder shall determine.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If the Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and lit the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

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


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a) SHALL DETERMINE.

                         Calculation of Registration Fee

--------------------------------------------------------------------------------------------------------------------
  Title of each class                             Proposed maximum        Proposed maximum
  of securities to be        Amount to be          offering price        aggregate offering          Amount of
      registered              registered              per share                price             registration fee
        Common                 1,390,896               $17.375              $24,166,818               $7,129

--------------------------------------------------------------------------------------------------------------------


* Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on January 14, 1998, as reported on the Nasdaq SmallCap Market.

                The Index to Exhibits is located at Page II-12.



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



                       INFORMATION ANALYSIS INCORPORATED


    Cross Reference Sheet showing the location in the Prospectus of the Items on Form S-3



     Form S-3 Item and Caption                                          Location in Prospectus
     -------------------------                                          ----------------------
1.   Forepart of Registration Statement and Outside
     Cover Page of Prospectus...........................................Outside Front Cover Page

2.   Inside Front and Outside Back Cover Pages
     of Prospectus......................................................Inside Front and Outside
                                                                        Back Cover
3.   Summary Information, Risk Factors and Ratio
     of Earnings to Fixed Charges.......................................The Company; Risk Factors

4.   Use of Proceeds....................................................Outside Front Cover Page

5.   Determination of Offering Price....................................*

6.   Dilution...........................................................*

7.   Selling Security Holders...........................................Selling Shareholders

8.   Plan of Distribution...............................................Outside Front Cover Page

9.   Description of Securities to be Registered.........................*

10.  Interests of Named Experts and Counsel.............................*

11.  Material Changes...................................................*

12.  Incorporation of Certain Information by Reference..................Incorporation by Ref-
                                                                        erence

13.  Disclosure of Commission Position on Indemnification for
      Securities Act Liabilities........................................Disclosure of Comm-
                                                                        ission Position on
                                                                        Indemnification for
                                                                        Securities Act Liabilities

*  Such item is not applicable or the answer thereto is in the negative.


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


                               TABLE OF CONTENTS


AVAILABLE INFORMATION...................................................2

INCORPORATION BY REFERENCE..............................................2

RISK FACTORS............................................................3

THE COMPANY.............................................................5

RECENT EVENTS...........................................................6

SELLING SHAREHOLDERS....................................................6

LEGAL MATTERS...........................................................8

EXPERTS.................................................................8

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES..............................................8

INFORMATION NOT REQUIRED IN PROSPECTUS..................................8

SIGNATURES..............................................................11

INDEX TO EXHIBITS.......................................................12


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



                                   PROSPECTUS

                       INFORMATION ANALYSIS INCORPORATED
                        1,390,896 Shares of Common Stock
                                 $.01 Par Value

    This Prospectus relates to 1,390,896 shares of the common stock, $.01 par value, (the "Shares") of Information Analysis Incorporated, a Virginia corporation (the "Company"), which may be offered from time to time by the selling shareholders named herein (the "Selling Shareholders"). The Company will not receive any of the proceeds from the sale of the Shares. The Company will bear the costs relating to the registration of the Shares estimated to be approximately $16,129.

    The Shares are registered as a result of the Company's agreement to register the Shares in connection with certain transactions. The Company has been advised by each Selling Shareholder that each Selling Shareholder expects to offer his, her or its Shares to or through brokers and dealers to be selected by the Selling Shareholder from time to time. In addition, the Shares may be offered for sale through the Nasdaq SmallCap Market, in the over-the-counter market, through a market maker, in one or more private transactions, or a combination of such methods of sale, at prices and on terms then prevailing. Each Selling Shareholder may pledge all or a portion of the Shares owned by him, her or it as collateral in loan transactions. Upon default by any Selling Shareholder, the pledgee in such loan transactions would have the same rights of sale as such Selling Shareholder under this Prospectus. Each Selling Shareholder may also transfer the Shares owned by him, her or it in other way not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Shareholder under this Prospectus. Each Selling Shareholder and any brokers or dealers through whom sales of the Shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts or other compensation paid to such persons may be regarded as underwriters' compensation.

    The Shares are traded on the Nasdaq SmallCap Market under the symbol IAIC. The average of the high and low prices of the Shares as reported on the Nasdaq SmallCap Market on January 13, 1998 was $17.375 per Share.

    THE SHARES OFFERED UNDER THIS PROSPECTUS ARE SUBJECT TO CERTAIN RISKS. SEE, "RISK FACTORS BEGINNING AT PAGE 3.

             THESE SECURITIES HAVE NOT BEEN APROVED OR DISAPPROVED
             BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
              THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                The date of this Prospectus is January 14, 1998.
       All of the securities to be registered hereby are to be offered for the account of security holders.

                             AVAILABLE INFORMATION

                    The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and files, reports and other information with the Securities and Exchange Commission (the "Commission") in accordance therewith. Such reports, proxy statements and other information filed by the Company are available for inspection and copying at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a World Wide Web site on the Internet that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the Commission which is available at http://www.sec.gov. The Company's Common Stock is listed on the Nasdaq Stock Market and reports and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006

                          REPORTS TO SECURITY HOLDERS

                    Until such time that the Company is obligated to provide copies of its annual report to its securities holders, the Company will voluntarily send copies of an annual report to its securities holders in which audited financial statements are contained.

                           INCORPORATION BY REFERENCE

                    The following documents filed by the Company with the Commission are incorporated by reference in this Prospectus:

                    1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

                    2. The Company's Quarterly Reports on Form 10Q-SB for the quarters ending September 30, 1997, June 30, 1997, and March 31, 1997.

                    3. The Company's Current Report on Form 8-K filed November 4, 1997.

                    All reports and documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Shares covered by this Prospectus have been sold or which deregisters all such Shares remaining unsold, shall be deemed incorporated herein and to be made a part hereof from the date of filing of such reports and documents.

                    The Company will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that is

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


incorporated by reference herein (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to:
Mr. Richard S. DeRose, Executive Vice President, Information Analysis Incorporated, 11240 Waples Mill Road, Suite 300, Fairfax, Virginia 22030, (703) 383-3000.

                    No dealer, salesman, or any person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information and representation must not be relied upon as authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered in any state to any person to whom it is unlawful to make such offer. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                    This Prospectus constitutes a part of a Registration Statement which the Company has filed with the Commission under the Securities Act of 1933 with respect to the Shares. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related Exhibits thereto for further information with respect to the Company. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                                  RISK FACTORS

                    AN INVESTMENT IN THE COMPANY INVOLVES A HIGH DEGREE OF RISK. THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY BEFORE PURCHASING THE COMMON STOCK OFFERED HEREBY.

                    Attracting and Retaining Qualified Personnel. The Company's historic business and the further development, support and marketing of UNICAST, the Company's proprietary Year 2000 software remediation tool, involve the delivery of quality services of a professional nature and are very labor-intensive. The Company's success depends in large part upon its ability to attract, develop, motivate and retain qualified personnel. Qualified personnel in the information technology field are in great demand and are likely to remain so for the foreseeable future. There can be no assurance that the Company will be able to continue to attract and retain a sufficient number of qualified personnel in the future. The Company's inability to hire sufficient qualified personnel could have a material adverse effect on the Company's business, financial condition and results of operations.

                    Management of Growth. The success of the UNICAST software could result in rapid revenue and employee growth for the Company, thereby placing significant demands upon the Company's management and other resources. To manage this growth effectively, the Company will be required to continue to develop and improve its operational, financial and other internal systems as well as its business development capabilities. The Company's inability to effectively manage its growth and engagements could have a material adverse effect on the Company's business, financial condition and results of operations.


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


                    Potential Liability for Claims. The Company is attempting to limit its exposure to users of UNICAST by not warranting the product to remedy all Year 2000 deficiencies in a given system. Nevertheless, notwithstanding the lack of any warranties, should UNICAST not perform as intended the Company recognizes that potential claims could be asserted against it. In addition, the Company will also attempt to limit its exposure for any consequential damages that any users of UNICAST claim they suffer as a result of the product not performing as users anticipate. No assurances can be given that the Company's efforts will be successful to limit or reduce the extent of its liability if UNICAST fails to achieve the levels of remediation intended from its use.

                    Competition. The information technology service market is highly competitive. The Company anticipates there are and will be a number of competitors for Year 2000 engagements. Some of these competitors include large accounting firms, systems consulting and implementation firms, application software firms, service groups, general management consulting firms, and programming companies. Many of these competitors have significantly greater financial, technical and marketing resources than the Company and greater name recognition. There can be no assurance that the Company can compete successfully with its competition.

                    Reliance Upon Executive Officers and Key Employees. The success of the Company is highly dependent upon the efforts and abilities of its executive officers and key employees. The loss of the services of any of these executive officers and key employees for any reason could have a material adverse effect upon the Company. There can be no assurance that the Company will be able to attract additional key employees.

                    Fluctuations in Quarterly Operating Results. Revenue associated with the UNICAST software product could cause the Company's revenues and earnings to fluctuate in the future from quarter to quarter based on such factors as the number, size and scope of the projects in which the Company is engaged, the contractual terms and degree of completion of such engagements, the accuracy of estimates or resources required to complete ongoing engagements, the level at which UNICAST software is licensed by sublicensees and general economic conditions.

                    Need for Additional Capital. If revenue projections are not met or if the Company must devote greater resources to UNICAST than it now anticipates, the Company may be required to seek additional capital. There is no assurance that such capital will be available or available on terms acceptable to the Company.

                    Collaborative Efforts. The Company's success, in part, in the implementation of UNICAST will depend on its ability to contract with other parties engaged in Year 2000 remediation efforts. There can be no assurance that the Company will be able to obtain the number and type of collaborative efforts it believes will be required to achieve the objectives it has established for UNICAST. In particular, the termination or disruption of the Company's relationship with Computer Associates International, Inc. could have a significant negative impact on the Company.

                    Intellectual Property Rights. The Company believes that all of the software it develops for its clients as well as UNICAST does not infringe upon the intellectual property rights of others and that the Company has all rights necessary to utilize the intellectual property employed in its business. The Company is subject to the risk of litigation asserting infringement of third party intellectual property rights. Any such claims could require the Company to spend significant sums in litigation, pay damages, develop non-infringing intellectual property or acquire licenses to the intellectual property which is the subject of asserted infringement. The Company relies upon a combination of non-disclosure and other contractual arrangements and trade secret and copyright laws to protect its intellectual property rights. There can be no assurance, however, that the steps taken by the Company will be adequate to deter misappropriation of proprietary information or that the Company will be able to detect unauthorized use and take appropriate steps to enforce its intellectual property rights.


                                  THE COMPANY

                    The Company was organized in 1979 . The Company develops application software and offers related services including software conversions, information systems reengineering, and systems integration. Beginning in 1996, the Company began a concentrated effort to enhance its software conversion product to remedy the Year 2000 problem resident in certain computing environments. The Company's Year 2000 solution evolved from a software tool which the Company acquired in August 1996. The product, UNICAST, was initially developed as a reengineering computer language tool which facilitated migration from older types of computer languages to more current languages. The Company has dedicated its development efforts to broadening UNICAST's capabilities to create a line of software products with environment- or language-specific components. The Company has also conducted a marketing campaign aimed at establishing alliances with leading system integrators and product marketing organizations to license UNCAST for Year 2000 use in large-scale production environments. In March, 1997 the Company entered into an agreement with Computer Associates International, Inc. ("CA") to incorporate UNICAST within CA's Year 2000 suite of software tools.

                    The Year 2000 problem generally derives from software applications in which a two-digit date representation depicts a year with the century indicator fixed as "19" thereby creating processing problems for data or transactions which refer to the year 2000 and subsequent years. UNICAST offers an integrated set of advanced tools to automate Year 2000 remediation or modernization. UNICAST converts programming languages, data management software, job control languages, and user interface programs at the source code level. UNICAST's Year 2000 approaches include date expansion, windowing, and compression. UNICAST allows users to migrate to more current languages, databases or platforms. For example, UNICAST users can translate from a closed mainframe environment to an open UNIX environment.

                    Apart from UNICAST, the Company pursues business opportunities consistent with its capabilities as an information technology professional services provider. The Company's professional services offerings include transition engineering, software development, feasibility and requirements analysis, systems planning analysis and design, data base design and management, and project management. The Company's clients have included, among others,

Arbitron, MCI, Computer Sciences Corporation, IBM, Sprint, Citibank, the United States Customs Service, the United States Department of Energy, the United States Army, the United States Air Force, the Veterans Administration and the Federal Deposit Insurance Corporation.

                    The Company is a Virginia corporation. The mailing address and telephone number of the Company's principal executive offices is 11240 Waples Mill Road, Suite 400, Fairfax, Virginia 22030 (703) 383-3000 and its electronic mail address is iai2000@infoa.com.

                                 RECENT EVENTS

                    Between January 9 through January 14, 1998, the Company raised approximately $6.0 million in capital from private sales of shares of its Common Stock to holders through the sale of 545,155 shares at a price of $11.00 per share.

                    In September, 1997, the Company announced an agreement with CACI International Inc which extends an alliance between CACI and CA to provide advanced Year 2000 solutions. CACI, with annual revenues of approximately $275 million, is an international information systems and technology service provider. In the same month the Company announced the award of a Year 2000 services contract from Commonwealth Industries, Inc. ("CII") in which UNICAST will process Year 2000 compliance and conversion in CII's manufacturing system. CII, with annual revenues of approximately $1.17 billion, is North America's largest manufacturer aluminum sheet and through a subsidiary is the world's largest manufacturer of flexible aluminum conduit.

                    In July-August, 1997, the Company announced the appointments of Brendan J. Dawson as President and Chief Operating Officer, Kevin Coyne as Senior Vice President and Timothy C. Summers as Vice President of Development. Messrs. Dawson, Coyne and Summers have substantial experience in software applications development and systems management.


                              SELLING SHAREHOLDERS

                    All of the Shares described in this Prospectus will be beneficially owned immediately after registration by the individuals or entities listed below each of which may offer the Shares from time to time. All of the Shares were acquired or are acquirable in connection with private transactions with the Company either from a private placement which occurred in early 1997, upon exercise of warrants which were issued to placement agents in such placement, in the private placement the Company has recently concluded (see, RECENT EVENTS), to placement agents in this latter placement and for consulting services unrelated to these placements. None of the Selling Shareholders has a material relationship with the Company. The Company may amend or supplement this Prospectus from time to time to update the disclosure set forth herein.

Name of Selling Shareholders                               Shares Registered for
                                                           Potential Sale
                                                           Hereunder(1)
AT&T Investment Mgmt. Corp.                                    210,000
Steven T. Newby                                                112,006 (2)
Quantum Partners LDC                                            89,000
John A. Stanley                                                 75,659 (3)
Westcountry Partners                                            75,000
Robert S. Colman Trust                                          74,500
Caxton International Limited                                    64,000
Saint Poulin                                                    60,000
Bruce A. Hartwig, M.D.                                          60,000
Julien G. Redele                                                50,000
Uhura Investments, Ltd.                                         49,287
White Rock Capital Partners LP                                  42,000
The Robertson Stephens Black Bear Fund I LP                     40,700
Talkot Crossover Fund                                           35,000
John J. Campbell and Patricia S. Campbell                       34,500
Gilford Partners                                                30,000
Steven T. Newby Personal Rep. For Estate of Dorothy             27,273
Craig Samuels                                                   20,571 (5)
Richard P. Weigle and Patricia A. Weigle                        20,000
Nathan Sugerman                                                 19,500
Andrew E. Gold                                                  16,650 (4)
White Rock Offshore Fund                                        16,600
Thomas A. Chiurco and Martha G. Chiurco Trust                   16,500
Fairfax County Public Schools                                   12,855
G. Gayle Darville                                               12,000
Mitch A. Metzman and Marnie D. Metzman                          11,500
The Robertson Stephens Black Bear Offshore Fund LP              10,900
Collins Capital Diversified Fund LP                             10,000
Cristan K. Blackman                                              9,091
Rock Creek Partners Ltd.                                         9,000
Lawrence H. Cines and Lisa J. Cines                              8,000
John S. Lemak                                                    8,000
Michael Golden                                                   6,858 (5)
Richard Weinstein                                                6,855 (5)
White Rock Capital Inc.                                          6,400
Hayrabet Akdemir                                                 6,000
Michael Hankinson                                                6,000
Richard P. Cook and Pamela S. Cook                               6,000
William A. Coolidge, Jr.                                         5,000
The Robertson Stephens Black Bear Pacific Master Fund            5,000
The Robertson Stephens Black Bear Fund II LP                     3,600
Cruttenden Roth Incorporated                                     3,546
Shelly Singhal                                                   2,500
James M. Stearns                                                 2,045
Peter Conley                                                     1,000
                                                           ------------
   Total                                                     1,390,896

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
(2) Includes 32,006 shares issuable upon exercise of warrants.
(3) Includes 30,659 shares issuable upon exercise of warrants.
(4) Includes 1,650 shares issuable upon exercise of warrants.
(5) Issuable upon exercise of warrants.


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


                    None of the Selling Shareholders held any office with, or served as a director of, the Company during the last three years. The aggregate number of Shares to be registered is approximately 21% of the issued and outstanding Common Stock of the Company.


                                  LEGAL MATTERS

                    The validity of the Shares offered hereby will be passed upon for the Company by Michaels, Wishner & Bonner, P.C., 1140 Connecticut Avenue, N.W., Suite 900, Washington, D.C. 20036.

                                     EXPERTS

                    The financial statements of the Company as of December 31, 1996 incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-KSB have been audited by Rubino & McGeehin, Chtd., independent public accountants, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                        DISCLOSURE OF COMMISSION POSITION
                ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

                    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in therein and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

                    The expenses relating to the registration of the Shares will be borne by the Company. Such expenses are estimated as follow:


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




                    Registration Fee                  $ 7,129
                    Accountants' Fees                   1,000
                    Legal Fees                          5,000
                    Miscellaneous                       3,000
                                                      -------
                           Total                      $16,129

Item 15.  Indemnification of Directors and Officers.

    Section 5 of the Amended and Restated Articles of Incorporation of Information Analysis Incorporated as filed with the Virginia State Corporation Commission provides as follows:

                    5. Officer and Director Liability. In any proceeding brought by or in the right of the Corporation or brought by or on behalf of a shareholder in the right of the Corporation, an officer or director of the Corporation shall not be liable for any damages assessed against such officer or director arising out of a single transaction, occurrence or course of conduct. However, the liability of an officer or director shall not be so limited if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of insider trading or manipulation of the market for any security.

Item 16.  List of Exhibits.

    The Exhibits to this Registration Statement are listed in the Index to Exhibits on page 12.

Item 17.  Undertakings.

    The Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the 1933 Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


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


                   (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1) (i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) For purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or
        Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf y the undersigned, thereunto duly authorized, in the County of Fairfax, Virginia on January 14, 1998.

                                         INFORMATION ANALYSIS INCORPORATED

                                         /s/
                                         _________________________________
                                         Sandor Rosenberg
                                         Chairman and President


                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sandor Rosenberg his attorney-in-fact, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                      Title                     Date
              ---------                      -----                     ----
/s/
______________________________
Sandor Rosenberg                        Chairman of the Board        January 14, 1998
                                        and President

/s/
______________________________
Brendan Dawson                          Director                     January 14, 1998

/s/
______________________________
Charles May                             Director                     January 14, 1998

/s/
______________________________
Bonnie K. Wachtel                       Director                     January 14, 1998

/s/
______________________________
James D. Wester                         Director                     January 14, 1998


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


                                INDEX TO EXHIBITS

Exhibit No.                  Description

      3.1           Amended and Restated Articles of Incorporation as filed as
                    Exhibit 3.1 to the Company's Form 10-KSB for the fiscal year ending December 31, 1996 and incorporated herein by reference.

      3.2 Bylaws as filed as an exhibit to the Company's registration statement on Form S-18 filed with the Commission on November 20, 1986 (Commission file No. 33-9390) and incorporated herein by reference.

     5              Opinion of Counsel re: legality

     13             1996 Annual Report on Form 10-KSB as filed with the
                    Commission.

     23.1           Consent of Rubino & McGeehin, Chtd., as Independent
                    Accountants

     23.2 Consent of Michaels, Wishner & Bonner, P.C. (included as part of Exhibit 5)

     24             Power of Attorney (included as part of signatures, page 11)


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